SEVERANCE AND SETTLEMENT AGREEMENT
                        AND MUTUAL RELEASE OF ALL CLAIMS


This Agreement is made and entered into by and between Quantech Ltd. (the "Company") and R.H. Joseph Shaw (the "Employee").

                              W I T N E S S E T H:

WHEREAS, the Employee's employment relationship with the Company has ended and the Employee has ceased to be President and Chief Executive Officer of the Company, and

WHEREAS, the Employee and the Company have or may have claims against each other arising out of or related to the Employee's employment with the Company;

NOW, THEREFORE, in exchange for the promises and covenants stated herein, the Company, as defined herein, and the Employee hereby agree as follows:

1. Definitions. We intend all words used in this Severance and Settlement Agreement (the "Agreement") to have their plain meanings in ordinary English. Specific terms we use in this Agreement have the following meanings:

     A. The Employee, as used herein, shall include the undersigned Employee and anyone who has obtained any legal rights or claims through the undersigned Employee.

     B. The Company, as used herein, shall at all times mean Quantech Ltd., its subsidiaries, successors and assigns, its affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies and the present or former directors, officers, employees, representatives and agents (including, without limitation, its accountants and attorneys) of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of the Company, in their official or individual capacities.

2. The Company's Obligations. In consideration for the Employee's promises contained herein, specifically including, but not limited to, the release of all claims by the Employee, the Employee and the Company agree as follows:

     A. Payment of Consultant Fee. The Company agrees to pay the Employee an amount equal to his salary and will also pay the cost of medical insurance benefits for a period of six months commencing June 14, 1997. The Employee will be responsible for payment of state, federal and other income taxes and any tax withholding payments required to be paid. Payment under this
     Section 2 are conditioned upon the Employee's execution of this Severance and settlement Agreement and Mutual Release of All Claims. Payments will be made on the Company's established paydays beginning with the first established payday following the expiration of the Recission periods as hereinafter defined.

     B.  Independent  Contractor   Consultant.   During  the  six  month  period
     identified in Section 2(A), the Company agrees to retain Employee as an independent contractor consultant.

     C. Benefits. The Employee acknowledges that as of June 13, 1997, he was no longer a full-time employee and, as of that date, he was no longer eligible for medical insurance benefits or other benefits. Beginning June 13, 1997, the Company, pursuant to federal and state law, will offer, for a period of eighteen (18) months following the June 13, 1997 effective date of the Employee's termination (the "COBRA Period"), a continuation under COBRA of the group medical insurance and life insurance coverage previously provided to Employee by the Company. Should the Employee elect COBRA coverage, the Company will pay for the Employee's medical and life insurance coverage for a period of six (6) months. After the six month period, the Employee is required to pay for such coverage for the remaining twelve (12) months of the COBRA Period.

     D. Additional Consideration for Employee. In consideration for the mutual agreements set forth in this Agreement, and after the fulfillment of all terms of this Agreement and at the end of the consulting relationship, the Company agrees to forgive the Employee's obligation to repay a loan made to Employee by the Company in the amount of $15,520. This provision is expressly conditioned upon the Employee's fulfillment of all terms of this Agreement and the Employee's agreement to make all payments required to be made to Norwest Bank to repay a $30,000 loan made to the Employee by Norwest Bank and guaranteed by the Company.


     E. Automobile. The Company agrees that the automobile which is now leased by the Company and which is presently in the possession of and being used by the Employee (the "Company Automobile") may remain in the possession of the Employee during the period of the lease pertaining to said Company Automobile. For the remainder of said lease period for the Company Automobile, the Company agrees to pay the lease payments and to pay for insurance coverage for said Company Automobile. At the end of the lease term for the Company Automobile, the Employee agrees to return said Company Automobile to the Company. During the period of time in which the Company Automobile is in the possession of the Employee, the Employee is responsible for all maintenance costs and expenses, and is also responsible for all gas, oil, and miscellaneous expenses relating to said Company Automobile.

     F. Release. The Company agrees to release and hereby does release the Employee from any and all claims and damages of any kind or nature against the Employee of which the Company is now aware including, without limitation, any claims arising out of the Employee's employment with the Company. Notwithstanding this Release, nothing in this paragraph shall release the Employee from the obligations contained in this Agreement.

3. Employee Obligations. As material inducement to the Company in entering into this Agreement and providing the consideration described in Section 2, the Employee hereby agrees as follows:

     A. Release. Employee agrees to release and hereby does release the Company from any and all claims and damages of any kind or nature which the Employee now has or may have against the Company, including, without limitation, any claims arising out of his employment with the Company, the termination of his employment, and all claims arising from or relating to his position as President and Chief Executive Officer of the Company, including all claims for breach of contract, fraud or misrepresentation, claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Minnesota Human Rights Act, or any other federal, state, or local civil rights or employment laws, claims for defamation, intentional or negligent infliction of emotional distress, breach of covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, and any other claims for unlawful employment practices. The Employee acknowledges that the money and promises received and to be received by the Employee are in exchange for the release of the Employee's claims. Notwithstanding this release, nothing in this paragraph shall release the Company from the obligations contained in this Agreement.

     B. Independent Contractor Consultant. During the six month period identified in Section 2(A), the Employee agrees to act as a consultant to the Company and to carry out those tasks which the Company may from time to time request him to fulfill. During the period of the consulting relationship, the Employee will provide reasonable services that the Company has requested by the executive officers of the company. The Company will pay out-of-pocket expenses incurred by the Employee during the period of the consulting relationship and which are directly related to the consulting relationship and which are directly related to the activities so requested by the executive officers. All such expenses in excess of $50.00 must have prior approval by the Company. The Employee will not come to the premises of the Company unless requested to do so by the executive officers. During the six month period of the independent contractor consultant relationship, the Employee agrees not to become employed by or render services for any company or entity competing with the Company in the medical diagnostic field and involved in developing Point of Care technology, unless the Company gives it prior written approval for the Employee to obtain such employment or provide such services.

     C. Company Property. On or before this Agreement is executed by both parties, the Employee agrees to return all Company property in his possession to the Company, including his personal computer and cellular telephone, unless otherwise agreed to by the Company.

4. Mutual Obligation of Confidentiality. The Employee and the Company agree that they will keep the terms and conditions of this Agreement strictly confidential. If the Employee or the Company are required to directly or indirectly disclose the terms of this Agreement pursuant to any federal, state statute or regulation, such disclosure shall not be considered a breach of the terms of this Agreement. Disclosure of the terms of this Agreement by the Company required by state or federal securities laws is not deemed to be a violation of this Agreement. The Employee is nevertheless permitted to explain that he has left the employ of the Company, that he is on good terms with the Company, that he will be a consultant and remain on the Board of Directors, and such disclosure will not be deemed to be a violation of this Section 4. If a court determines that this paragraph has been breached, the party adjudged to have violated this paragraph shall pay liquidated damages in the amount of $3,000 to the other party. This paragraph does not prohibit disclosure to attorneys, tax return preparers, or accountants, nor does it prohibit disclosure required by law or by court issued subpoena. The Employee also agrees to abide by the terms of the confidentiality provisions contained in his employment agreement with the Company.


5. Non-Disparagement. The Employee agrees that he shall not disparage or defame the Company, or any affiliate, subsidiary organizations or companies in any respect. Violation of this paragraph 5 shall entitle the Company to bring a legal action for breach of this paragraph and if the Employee is adjudged to have violated this Paragraph, he shall pay liquidated damages to the Company in the amount of $3,000.


6. Cancellation of Agreement By Company. If the Employee exercises his right of rescission under Section 9C. of this Agreement, the Company will have the right, exercisable by written notice delivered to the Employee, to terminate this Agreement in its entirety, in which event the Company will have no obligation whatsoever to the Employee hereunder. If the Employee exercises his right of rescission under Section 9C. of this Agreement, and the Company does not exercise its right to terminate this Agreement hereunder, the remaining provisions of this Agreement shall remain valid and continue in full force and effect.


7. Performance By Employee. Nothing contained herein shall operate as a waiver or an election of remedies by the Company should the Employee fail to perform any duty or obligation imposed upon him hereunder. Notwithstanding anything contained herein to the contrary, this Agreement and the duties and obligations of the Employee hereunder shall continue in full force and effect irrespective of any violation of any term or provision of this Agreement by the Employee.


8. Employee Acknowledgments. The Employee acknowledges and represents that: (a) he has read this Agreement and understands its consequences; (b) he has received adequate opportunity to read and consider this Agreement; (c) he has determined to execute this Agreement of his own free will and acknowledges that he has not relied upon any statements or explanations made by the Company regarding this Agreement; and (d) the promises of the Company made in this Agreement constitute fair and adequate consideration for the promises, releases and agreements made by the Employee in this Agreement.

9. Employee's Understandings. The Employee further understands and agrees as follows:


     A. The Employee understands that he has the right to consult with an attorney concerning the meaning and effect of this Agreement.


     B. The Employee understands that he has a period of up to twenty-one (21) calendar days from the date that he receives an unsigned copy of this Severance Agreement in which to consider whether to sign this Agreement (the "Consideration Period"). However, having been advised of the Consideration Period, the Employee understands that he may elect to sign this Agreement at any time prior to the expiration of the Consideration Period.


     C. The Employee understands that he may rescind (that is, cancel) this Agreement within seven (7) calendar days of signing it to reinstate federal and state claims and within fifteen (15) calendar days of signing it to reinstate state claims only. To be effective, the Employee's rescission must be in writing and delivered to the Company in care of Gregory G. Freitag, Chief Financial Officer and Executive Vice President of Corporate Development, Quantech Ltd., 1419 Energy Park Drive, St. Paul, Minnesota 55108, either by hand or by mail, and the rescission must be:


          1. Postmarked within the 7-day period to reinstate federal and state claims; or

          2. Postmarked within the 15-day period to reinstate state claims only; and

          3. Properly addressed to the Company; and

          4. Sent by certified mail, return receipt requested.


     D. The Employee acknowledges that he has been fully represented by counsel in connection with the review of and execution of this Agreement, has been fully advised by his counsel of his right to rescind the Agreement and hereby agrees to waive his right to rescind the Agreement.

     E. The parties acknowledge that they have read this Agreement and understand its terms.


     F. The  parties  further  acknowledge  that they have not  relied  upon any
     statements  or   explanations   made  by  the  other  party  regarding  any
     interpretation of this Agreement.


10. Remedies. The Employee acknowledges that any breach of any of the promises set forth in Sections 3, 4, and 5 shall cause the Company irreparable harm for which there is no adequate remedy at law, and the Employee therefore consents to the issuance of an injunction in favor of the Company enjoining the breach of any of those promises by any court of competent jurisdiction. The Employee acknowledges that if he breaches the promises contained in these sections, all payments and benefits due under this Agreement will immediately cease. If any promise made by the Employee in Sections 3, 4, and 5 should be held to be unenforceable because of its scope, or the area or subject matter covered thereby, the Employee agrees that the court making such determination shall have the power to reduce or modify the scope, subject matter or area of that promise to the extent that allows the maximum scope, subject matter or area permitted by applicable law. The Employee further agrees that the remedies provided for herein are in addition to, and are not to be construed as replacements for, or a limitation of, rights and remedies otherwise available to the Company.


11. Entire Agreement. The Company and the Employee agree that this Agreement contains all of the agreements between the parties.


12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.


13. Effective Date. This Agreement was originally offered to Employee on or about June 13, 1997. The Employee shall have until the close of business on July 4, 1997, to accept this Agreement. If the Employee desires to accept this Agreement, the Employee shall execute the Agreement and return the same to the Company at the address set forth in paragraph 10.C. hereof. If the Employee does not so accept this Agreement, this Agreement, and the offer contained herein, shall be null and void as of the close of business on July 4, 1997.

14. Counterparts. This Agreement may be executed in counterparts with an executed counterpart to be delivered to the other party. Each such executed counterpart shall be deemed an original but shall constitute one and the same instrument.

Dated:  June 13, 1997                          QUANTECH LTD.


                                               By:      /s/ Gregory G. Freitag

                                               Its:     CFO

STATE OF MINNESOTA)
                  ) ss
COUNTY OF RAMSEY  )

The foregoing instrument was acknowledged before me this 13 day of June, 1997, by Greg Freitag, the CFO of Quantech Ltd., a Minnesota corporation, for and on behalf of said corporation.

                                              /s/ George M. Dodge
                                              Notary Public



Dated:  June 13, 1997                          /s/ R. H. Joseph Shaw
                                                  R. H. Joseph Shaw


Subscribed and sworn to before me this 13 day of June, 1997.


                                               /s/ Gayle M. Parish
                                               Notary Public